UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 6, 2017

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

On September 6, 2017, ABM Industries Incorporated (the “Company”) issued a press release announcing financial results related to the third quarter of fiscal year 2017. A copy of the press release is attached as Exhibit 99.1, which is incorporated into this item by reference.

Item 7.01. Regulation FD

As disclosed in the press release attached as Exhibit 99.1, the Company will hold a live web cast on September 7, 2017 relating to the Company’s financial results for the third quarter of fiscal year 2017. A copy of the slides to be presented at the Company’s web cast and discussed in the conference call relating to such financial results is being furnished as Exhibit 99.2 to this Form 8-K.

Item 8.01. Other Events.

On September 6, 2017, the Company announced that the Board of Directors of the Company declared a quarterly dividend of $0.17 per share, payable on November 6, 2017 to stockholders of record on October 5, 2017. A copy of the press release announcing the declaration of the dividend is attached as Exhibit 99.1, which is incorporated into this item by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by ABM Industries Incorporated, dated September 6, 2017, announcing financial results related to the third quarter of fiscal year 2017 and the declaration of a dividend payable November 6, 2017 to stockholders of record on October 5, 2017.

99.2	Slides of ABM Industries Incorporated dated September 7, 2017.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: September 6, 2017	By:	/s/ Barbara L. Smithers
Barbara L. Smithers
Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

99.1	Press Release issued by ABM Industries Incorporated, dated September 6, 2017, announcing financial results related to the third quarter of fiscal year 2017 and the declaration of a dividend payable November 6, 2017 to stockholders of record on October 5, 2017.

99.2	Slides of ABM Industries Incorporated dated September 7, 2017.